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                                                                   EXHIBIT 23.8


CONSENT OF PAULI & COMPANY INCORPORATED


July 9, 1998

    We hereby consent to the inclusion in the Registration Statement of GB Foods Corporation ("GB Foods") on Form S-4, relating to the proposed merger of Timber Lodge Steakhouse, Inc. with and into a subsidiary of GB Foods, of our opinion letter appearing as Annex D to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references to our opinion and our firm therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                      PAULI & COMPANY INCORPORATED


                                     By:  /s/ SELMAN AKYOL
                                          ------------------------
                                          Selman Akyol
                                          Vice President